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                                                                    Exhibit 11.0


                       PULASKI BANCORP, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                        Six Months Ended            Three Months Ended
                                                          June 30, 2002               June 30, 2002
                                                     -------------------------  -------------------------

Net income                                               $ 792,775                    $ 443,678
                                                         =========                    =========

Weighted average shares outstanding:
     Basic                                               1,915,372                    1,916,192
     Plus:  Common stock equivalents                        31,602                       32,472
                                                            ------                       ------
     Diluted                                             1,946,974                    1,948,664
                                                         =========                    =========

Earnings per share:
     Basic                                                  $ 0.41                       $ 0.23
     Diluted                                                $ 0.41                       $ 0.23
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